Exhibit 10.28

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 25th day of March, 2011 by and between Silicon Valley Bank (“Bank”) and IMPINJ, INC., a Delaware corporation (“Borrower”) whose address is 701 N. 34th Street, Suite 300, Seattle, WA 98103.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 7, 2010 as amended by that certain First Amendment to Loan and Security Agreement dated as of February 1, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) permit Borrower to incur certain mezzanine debt to Bank, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement,

2. Amendments to Loan Agreement.

2.1 Section 2.6 (Mandatory Prepayment). New Section 2.6 is hereby added as follows:

“2.6 Mandatory Prepayment. If Borrower receives a notice of redemption election from the requisite stockholders of Borrower pursuant to the terms of its certificate of incorporation, as amended (the “Charter”), which requires Borrower to repurchase capital stock of such stockholders pursuant to the terms of its Charter and if Borrower is legally permitted to repurchase such capital stock under applicable law, then Borrower shall notify Bank of such redemption notice not less than twenty (20) days prior to the required date of repurchase of such capital stock pursuant to the terms of the Charter, and at Bank’s written election, Bank may require that Borrower be required to prepay all or a portion of the outstanding Obligations under this Agreement five (5) Business Days prior to the required date of repurchase of such capital stock pursuant to the terms of the Charter.”

2.2 Section 7.2 (Changes in Business, Management, Control, or Business Locations). Paragraph 1, subsection (c)(ii) of Section 7.2 is amended in its entirety and replaced with the following:

“(ii) consummate any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty percent (40%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).”

2.3 Section 7.7 (Distributions; Investments). Section 7.7 is amended in its entirety and replaced with the following:

“7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; (iii) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year and (iv) subject to the notice and mandatory payment provisions of Section 2.6 hereof, Borrower may repurchase capital stock pursuant to the terms of its Charter, or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.”

2.4 Section 8.6 (Other Agreements). Section 8.6 is amended in its entirety and replaced with the following:

“8.6 Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000); or (b) any default by Borrower or Guarantor, the result of which could have a material adverse effect on Borrower’s or any Guarantor’s business. Notwithstanding any provision of this Agreement or any Loan Document, (i) any non-payment default arising under any EX-IM Loan Documents shall not constitute an Event of Default hereunder unless the event giving rise to such default also separately constitutes an Event of Default pursuant to the terms of this Agreement and (ii) this Section 8.6 shall not be applicable to any Events of Default under the Mezzanine Loan Documents;”

2.5 Section 13 (Definitions). The following defined terms are hereby added to Section 13.1 of the Loan Agreement as follows:

“Charter” is defined in Section 2.6.

“Mezzanine Loan Agreement” means that certain Loan and Security Agreement by and between Borrower and Bank dated as of March 25, 2011.

“Mezzanine Loan Documents” all of the “Loan Documents” (as such term is defined in the Mezzanine Loan Agreement).

2.6 Section 13 (Definitions). The following defined term in Section 13.1 of the Loan Agreement is amended in its entirety and replaced with the following

“Subordinated Debt” is (i) Indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank and (ii) Indebtedness owing from Borrower to Bank pursuant to the Mezzanine Loan Documents.

2.7 Section 13 (Definitions). Subsection (a) of the defined term “Permitted Indebtedness” set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(a) Borrower’s Indebtedness to Bank under this Agreement, the other Loan Documents and the Mezzanine Loan Documents;”

2.8 Section 13 (Definitions). Subsection (a) of the defined term “Permitted Liens” set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement, the other Loan Documents or the Mezzanine Loan Documents;”

2.9 The Perfection Certificate attached hereto as Exhibit A hereby replaces the Perfection Certificate delivered on the Effective Date.

2.10 All references in the EX-IM Loan Agreement to the term Domestic Loan Agreement, shall be deemed to refer to the Domestic Loan Agreement as amended from time to time.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier dale, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof binding on Borrower, or (d) the organizational documents of Borrower,

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.6 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) the due execution and delivery to Bank of the Mezzanine Loan Documents.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Impinj, Inc.

By:	/s/ Nick Christian	By:	/s/ Evan Fein
Name:	Nick Christian	Name:	Evan Fein
Title:	Relationship Manager	Title:	CFO

Exhibit A

Perfection Certificate